IDS Discovery Fund, Inc.
File No. 2-72174/811-3178

EXHIBIT INDEX

Exhibit 11:                   Independent Auditors' Consent.

Exhibit 17:                   Financial Data Schedules.

Exhibit 19(a):                Directors' Power of Attorney.

Exhibit 19(b):                Officers' Power of Attorney.